UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 25, 2016

WCF BANCORP, INC.
(Exact Name of Registrant as Specified in its Charter)

Iowa	001-37832	81-2510023
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

401 Fair Meadow Drive, Webster City, Iowa	50595
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (515) 832-3071

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)           On October 25, 2016, WCF Financial Bank (the “Bank”), the wholly-owned subsidiary of WCF Bancorp, Inc. (the “Company”), entered into individual change in control agreements with Stephen L. Mourlam, President and Chief Executive Officer, and Kyle R. Swon, Senior Vice President.  The change in control agreements will become effective January 1, 2017, at which time the agreements will supersede and replace the existing individual severance agreements between the Bank and Messrs. Mourlam and Swon.  The terms of the change in control agreements are substantially similar to the existing severance agreements.

The change in control agreements will have an initial term of two years, commencing on January 1, 2017.  At least 60 days prior to the anniversary date of the agreements, the disinterested members of the Board of Directors must conduct a comprehensive performance evaluation and affirmatively approve any extension of the agreements for an additional year or determine not to extend the term of the agreements.  If the Board of Directors determines not to extend the term, it must notify the executive at least 30 days, but not more than 60 days, prior to such date.

In the event that the executive’s involuntary termination of employment other than for cause, disability or death, or voluntary resignation for “good reason” (as defined in the agreements) occurs on or after the effective date of a change in control of the Company or the Bank, the executive would be entitled to a severance payment equal to two times the average of the executive’s three preceding years’ annual base salary, bonuses and any other cash compensation paid or accrued by the executive during such years, and the amount of any benefits received pursuant to any employee benefit plans on behalf of the executive by the Bank during such years, excluding health and welfare benefits.  Such payment will be payable in a lump sum within 30 days following the executive’s date of termination.  In addition, the executive would be entitled to the continuation of substantially comparable life insurance and non-taxable medical and dental insurance coverage under the same cost sharing arrangements that apply for active employees of the Bank.  Such coverage will cease upon the date which is two years (or 18 months for Mr. Swon or, if earlier, the date on which he becomes a full-time employee with another employer, provided he is receiving comparable health benefits) after the executive’s date of termination.  Notwithstanding the foregoing, the payments required under the change in control agreements will be reduced to the extent necessary to avoid penalties under Section 280G of the Internal Revenue Code.

Copies of the change in control agreements will be included as exhibits to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2016.

Item 9.01.                      Financial Statements and Exhibits

(d)	Exhibits. None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

WCF BANCORP, INC.
DATE: October 31, 2016	By:	/s/ Stephen L. Mourlam
Stephen L. Mourlam
President and Chief Executive Officer